Exhibit 99.1

FOR IMMEDIATE RELEASE

Logan Ridge Finance Corporation Amends and Extends

its Existing Senior Secured Revolving Credit Facility

Reduces Interest Rate Margin During the Reinvestment Period to 2.80% from 2.90%

Extends Reinvestment Period and Maturity Date to August 2027 and August 2029, Respectively

Revises Advance Rates and Concentration Limits

NEW YORK, August 21, 2024 – Logan Ridge Finance Corporation (Nasdaq: LRFC) (the “Company”) today announced that it has amended and extended its existing senior secured revolving credit facility (as amended, the “Credit Facility”) with KeyBank National Association.

Under the terms of the amendment, the applicable margin during the reinvestment period was reduced from 2.90% per annum to 2.80% per annum, and the applicable margin during the amortization period was reduced from 3.25% per annum to 3.20% per annum. The reinvestment period was also extended from May 2025 to August 2027, and the maturity date was extended from May 2027 to August 2029. Of note, the Credit Facility continues to provide for borrowing of up to $75.0 million, and an uncommitted accordion feature that allows the Company to borrow up to an additional $125.0 million.

Furthermore, under the terms of the amendment, the advance rates and concentration limits were revised, which should create meaningful additional borrowing capacity for the Company.

About Logan Ridge Finance Corporation

Logan Ridge Finance Corporation (Nasdaq: LRFC) is a business development company that invests primarily in first lien loans and, to a lesser extent, second lien loans and equity securities issued by lower middle-market companies. The Company invests in performing, well-established middle-market businesses that operate across a wide range of industries. It employs fundamental credit analysis, targeting investments in businesses with relatively low levels of cyclicality and operating risk. For more information, visit www.loganridgefinance.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include those risk factors detailed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC.

Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

For additional information, contact:

Logan Ridge Finance Corporation

650 Madison Avenue, 3rd Floor

New York, NY 10022

Brandon Satoren

Chief Financial Officer

Brandon.Satoren@bcpartners.com

(212) 891-2880

Lena Cati

The Equity Group Inc.

lcati@equityny.com

(212) 836-9611

Val Ferraro

The Equity Group Inc.

vferraro@equityny.com

(212) 836-9633

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